Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated February 27, 2024, relating to the financial statements of Douglas Dynamics, Inc. and the effectiveness of Douglas Dynamics, Inc.’s internal control over financial reporting, appearing in the Annual Report on Form 10-K of Douglas Dynamics, Inc. for the year ended December 31, 2023.

/s/ Deloitte & Touche LLP

Milwaukee, Wisconsin
April 30, 2024